Exhibit 5.1

               [LeBoeuf, Lamb, Greene & MacRae, L.L.P. Letterhead]




                                January 19, 2000


Nu Skin Enterprises, Inc.
75 West Center Street
Provo, Utah  84601

Ladies and Gentleman:

           You have requested our opinion as counsel for Nu Skin Enterprises, Inc., a Delaware corporation (the "Company"), in connection with the registration statement on Form S-8 (the "Registration Statement"), which the Company proposes to file with the Securities and Exchange Commission on or shortly after the date hereof under the Securities Act of 1933 with respect to 200,000 shares of its Class A common stock, $.01 par value (The "Class A Common Stock"), to be issued pursuant to the Company's 2000 Employee Stock Purchase Plan (the "Plan").

           In connection with this opinion, we have examined the Registration Statement and such instruments, certificates, records and documents, and such matters of law, as we have considered necessary or appropriate for the purposes hereof. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies and the authenticity of the originals of such latter documents. As to any fact material to our opinion, we have relied upon the aforesaid Registration Statement, instruments, certificates, records and documents.

           Upon the basis of such examination, and subject to the limitations and qualifications contained in this opinion, we are of the opinion that, upon issuance, delivery and payment therefor, in accordance with the terms of the Plan, the Class A Common Stock will be validly issued, fully paid and nonassessable.

           This opinion is limited to the General Corporation Law of the State of Delaware and the Federal laws of the United States.



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Nu Skin Enterprises, Inc.
January 19, 2000
Page 2



           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                           Very truly yours,

                          /s/ LeBoeuf, Lamb, Greene & MacRae, L.L.P.


cc:  M. Truman Hunt